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[LOGO] Reznick Fedder & Silverman            7700 Old Georgetown Road, Suite 400
       Certified Public Accountants -        Bethesda, MD 20814-6224
       A Professional Corporation            301-652-9100 Phone
                                             301-652-1848 Fax
                                             www.rfs.com




                                October 22, 2003

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                             ----------------------


We consent to the inclusion to the Registration Statement on Form S-11 of our reports dated October 21, 2003 on the audited financial statements of BCTC V Assignor Corp. and Boston Capital Associates V L.L.C., as of October 21, 2003. We also consent to the reference to our firm under the caption "Experts."

                                       REZNICK FEDDER & SILVERMAN

                                       /s/ Reznick Fedder & Silverman










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